UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2026

John Hancock Comvest Private Income Fund
(Exact name of Registrant as specified in its Charter)

DELAWARE	814-01669	93-4109571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 S. Rosemary Avenue, Suite 1700 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (561)
727-2001
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01. Other Events.
October 2026 Dividends
On October 29, 2026, John Hancock Comvest Private Income Fund (the “Fund”) declared dividends for each class of its common shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Gross Dividend		Shareholder Servicing and/or Distribution Fee	Net Dividend		Annualized Distribution Yield*
Class I Common Shares		$0.1911	$—		$0.1911	9.11%
Class S Common Shares	$	N/A	$—	$	N/A	N/A
Class D Common Shares	$	N/A	$—	$	N/A	N/A
Class F Common Shares	$	N/A	$—	$	N/A	N/A

*
Annualized distribution yield is calculated by multiplying the sum of the month’s stated distribution per share by twelve and dividing the result by the prior month’s net asset value (“NAV”) per share.

The dividends for each class of Shares are payable to shareholders of record as of October 29, 2026, and will be paid on or about November 24, 2026.
These dividends will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s dividend reinvestment plan.
Net Asset Value
The NAV per share of each class of the Fund as of September 30, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of September 30, 2026
Class I Common Shares	$25.1756
Class S Common Shares	—
Class D Common Shares	—
Class F Common Shares	—
As of September 30, 2026, the Fund’s aggregate NAV was $681,720,125.16, the fair value of its investment portfolio was $1,294,877,747 and it had principal debt outstanding of $633,367,537, resulting in a debt-to-equity
ratio of approximately 0.93 times.
Status of Offering
The Fund is currently publicly offering on a continuous basis up to $2.0 billion in Shares (the “Offering”). The following table lists the Shares issued and total consideration for the Offering as of the date of this filing (through the October 1, 2026, subscription date). The Fund inten
d
s to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued*	Total Consideration
Offering:
Class I Common Shares*	27,078,711	$682,766,584

Total Offering	27,078,711	$682,766,584

*	As of October 1, 2026, no Class S, Class D or Class F Shares were outstanding.
Share Issuance and Final Dividend in Connection with Mergers
In accordance with the terms of the Agreement and Plan of Merger (the “
Merger Agreement
”), dated as of June 22, 2026, by and among the Fund, Manulife Private Credit Fund, a Delaware statutory trust (“
MPCF
”), John Hancock Comvest Merger Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Fund, Comvest Credit Managers, LLC, a Delaware limited liability company and investment adviser to the Fund, and Manulife Investment Management Private Markets (US) LLC, a Delaware limited liability company and investment adviser to MPCF, as further amended by Amendment No. 1 to the Merger Agreement, each Company Common Share (as defined in the Merger Agreement) issued and outstanding as of immediately prior to the Effective Time (as defined in the Merger Agreement), except for shares, if any, owned by the Fund or any of its consolidated subsidiaries, was converted into the right to receive 0.7955 Class I Shares, par value $0.001 per share, of the Fund (“Acquiror Class I Common Shares”), as determined on the Final Determination Date (as defined in the Merger Agreement).
As a result of the Mergers (as defined in the Merger Agreement), the Fund issued an aggregate of approximately 6,568,117.286 Acquiror Class I Common Shares to former MPCF shareholders.
On or about October 22, 2026, the Fund, on behalf of MPCF, paid a final dividend of $0.55209 per share in cash to the former shareholders of MPCF of record as of September 28, 2026, as previously declared by the Board of Trustees of MPCF prior to the Closing (as defined in the Merger Agreement).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its beh alf
by the undersigned hereunto duly authorized.

John Hancock Comvest Private Income Fund

Date: November 3, 2026	By:	/s/ Michael Altschuler
	Name:	Michael Altschuler
	Title:	Vice President

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